Exhibit 10.12

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement ("Agreement") is entered into with effect as of 01 October 2018 (the “Effective Date”), by and between Iroko Pharmaceuticals, LLC a Delaware limited liability company, with a place of business at One Kew Place, 150 Rouse Boulevard, Philadelphia, Pennsylvania 19112 USA ("Iroko"), and Catalent CTS, LLC with a place of business at 10245 Hickman Mills Drive, Kansas City, Missouri 64137 USA ("Catalent").

RECITALS

A.        Iroko is a company that develops, markets and sells pharmaceutical products;

B.         Catalent is a leading provider of advanced technologies, and development, manufacturing and packaging services for pharmaceutical, biotechnology and consumer healthcare companies;

C.         Iroko desires to have Catalent provide the services set forth in this Agreement (as defined below) in connection with Iroko’s Product (as defined below), and Catalent desires to provide such services, all pursuant to the terms and conditions in this Agreement.

THEREFORE, in consideration of the foregoing, and the mutual covenants, terms and conditions set forth in this Agreement, the parties agree as follows:

ARTICLE 1 DEFINITIONS

The following terms have the following meanings in this Agreement:

1.1       "Acknowledgement" has the meaning set forth in Section 4.3.

1.2       "Affiliate(s)" means, with respect to Iroko or any third party, any corporation, firm, partnership or other entity that controls, is controlled by or is under common control with such entity; and with respect to Catalent, Catalent Pharma Solutions, Inc. and any corporation, firm, partnership or other entity controlled by it. For the purposes of this definition, "control" means the ownership of at least fifty (50%) of the voting share capital of an entity or any other comparable equity or ownership interest.

1.3       "Agreement" has the meaning set forth in the introductory paragraph, and includes all its Attachments and other appendices (all of which are incorporated herein by reference) and any amendments to any of the foregoing made as provided herein or therein.

1.4       "Amended and Restated Agreement" means the Amended and Restated Commercial Supply Agreement entered into by the parties pursuant to the Settlement Agreement between the parties dated as of December 23, 2015, with an effective date of May 25, 2016.

1.5       "Authority" means any governmental or regulatory authority, department, body or agency

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed or any court, bureau, commission or other similar body, whether federal, state, provincial, county or municipal.

1.6       "API" means the compounds as further described in the Specifications provided to Catalent by Iroko or its designee, along with a certificate of analysis, as provided in this Agreement. Iroko may require Catalent to test and release the API, for which Iroko shall pay Catalent in accordance with the fee schedule in Attachment C hereof.

1.7       "Applicable Laws" means, with respect to Catalent, the Laws of the jurisdiction where the Facility is located and, to the extent applicable to the Processing of the Product by Catalent under this Agreement, the Laws of the countries in which the Product Processed by Catalent are distributed, marketed and sold by Iroko or its designees or licensee; provided, that (A) Catalent shall not be required to comply with any Law of a country which conflicts with Catalent's obligations under U.S. Laws including without limitation those imposed by the United States Office of Foreign Asset Control, and (B) Catalent shall not be required to breach any of its existing obligations to other customers in order to ensure compliance with a Law of a country outside of the United States. [****]  With respect to Iroko, Applicable Laws means the Laws of each country in which API or Product is produced, marketed, distributed, used or sold as applicable to the obligations of Iroko under this Agreement.  Applicable Laws includes without limitation:

A.        All applicable federal, state and local laws and regulations of the United States;

B.         The United States Federal Food, Drug and Cosmetic Act;

C.         All applicable regulations and codes of the [****] or any successor agency or similar or equivalent regulations and codes of the [****] or any successor agency;

D.        cGMP or Good Laboratory Practices ("GLPs") applicable to Processing the Product promulgated by the Regulatory Authorities, as amended from time to time, in the U.S. and [****];  provided, that cGMP shall not constitute Applicable Laws except to the extent expressly stated in this Agreement; and

E.         [****].

1.8       "Batch" means a defined quantity of Product that has been or is being Processed in accordance with the Specifications and packaged into bulk containers.

1.9       "Batch Records" means the written record of the materials and processing steps to manufacture the Product.

1.10     "Batch Yield" means the yield quantity of Manufactured Product.

1.11     "Catalent" has the meaning set forth in the introductory paragraph, or any successor or permitted assign. Catalent shall have the right to cause any of its Affiliates to perform any of its obligations hereunder, and Iroko shall accept such performance as if it were performance by Catalent. Any Catalent Affiliate which performs any of Catalent's obligations under this Agreement agrees to be bound by the terms of this Agreement as if it were a party thereto.

1.12     "Catalent Defective Processing" has the meaning set forth in Section 5.2(A).

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

1.13     "Catalent Equipment" means the equipment purchased and owned by Catalent and used in the Processing of Product as set forth in Attachment A,  as may be amended from time to time during the Term.

1.14     "Catalent Indemnitees" has the meaning set forth in Section 13.2.

1.15     "cGMP" means current Good Manufacturing Practices promulgated by the Regulatory Authorities in the jurisdictions included in Applicable Laws (as applicable to Iroko and Catalent respectively).  In the United States, this includes 21 C.F.R. Parts 210 and 211, as amended; and in the European Union, this includes 2003/94/EEC Directive (as supplemented by Volume 4 of EudraLex published by the European Commission), as amended, if and as implemented in the relevant constituent country.

1.16     "Confidential Information" has the meaning set forth in Section 10.2.

1.17     "Contract Year" means each consecutive 12-month period beginning on the Effective Date and each anniversary thereof or the date of Transfer, as applicable.

1.18     "Date of Manufacturing" or "DOM" means the good faith estimate by Catalent of the first date of manufacture of DOM as provided in the batch record.  The DOM shall not be binding and is subject to cancel or delay as determined by Catalent.

1.19     "Defective Product" has the meaning set forth in Section 5.2(A).

1.20     "Effective Date" means October 1, 2018.

1.21     "Equipment" includes the Catalent Equipment and Iroko Equipment as those terms are defined herein in Attachment A and referenced in Article 18 of this Agreement.

1.22     "Exception Notice" has the meaning set forth in Section 5.2(A).

1.23     "Facility" means Catalent's facility located in [****] or such other facility as agreed by the parties.

1.24     "Facility Modifications" has the meaning set forth in Section 1.6.

1.25     "Firm Commitment" has the meaning set forth in Section 4.2.

1.26     [****]

1.27     "lroko" has the meaning set forth in the introductory paragraph, or any successor or permitted assign.

1.28     "lroko Equipment" means the specialized equipment purchased and owned by Iroko used in the Processing of Product set forth in Attachment A as may be amended from time to time to include any additional equipment supplied by lroko at Iroko's cost and expense.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

1.29     [****]

1.30     "lroko lndemnitees" has the meaning set forth in Section 13.1.

1.31     "lroko-supplied Materials" means any materials to be supplied by or on behalf of Iroko to Catalent for Processing, as provided in Attachment D, including API and reference standards.

1.32     "lroko Proprietary Process" means the milling process, including cleaning and preparation using Iroko Equipment to produce an attrited blend of API and excipients.

1.33     "Laws" means all laws, statutes, ordinances, regulations, rules, by-laws, judgments, decrees or orders of any Authority.

1.34     "Losses" has the meaning set forth in Section 13.l.

1.35     "Minimum Requirement"  means the minimum requirement set forth in Section 4.9.

1.36     "Process" or "Processing" or "Processed" as the context requires, means the milling, compounding, filling, pressing, tableting, encapsulating, producing and bulk packaging (but not secondary or retail packaging) of Iroko-supplied Materials and Raw Materials into Product by Catalent using the Iroko Proprietary Process, in accordance with the Specifications and under the terms of this Agreement.

1.37     "Processing Date" means the day on which the first step of physical Processing is scheduled to occur, as identified in an Acknowledgement or as otherwise communicated to Iroko.

1.38     "Product" means each pharmaceutical product containing the API, as agreed by the parties in writing and as more fully described in the Specifications. For the purposes of clarity, all references to the [****] shall have the same meaning as the term [****] used in this Agreement.  For the avoidance of doubt, Product refers to [****].  Additional Product may be added to this Agreement by mutual written agreement of the Parties.

1.39     "Product Maintenance Services" has the meaning set forth in Section 2.3.

1.40     "Purchase Order" has the meaning set forth in Section 4.3(A).

1.41     "Quality Agreement" has the meaning set forth in Section 9.6.

1.42     "Raw Materials" means all raw materials, supplies, components, capsules and packaging necessary to manufacture and ship Product in accordance with the Specifications supplied by Catalent, as provided in Attachment D,  but excluding Iroko-supplied Materials.

1.43     "Recall" has the meaning set forth in Section 9.5.

1.44     "Regulatory Approval" means any approvals, permits, product and/or establishment licenses, registrations or authorizations, including approvals pursuant to U.S. Investigational New Drug applications, New Drug Applications, Supplemental New Drug Application, and Abbreviated New Drug

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

Applications (or equivalent non-U.S. filings, such as European marketing authorization applications), as applicable, of any Regulatory Authorities that are necessary or advisable in connection with the development, manufacture, testing, use, storage, exportation, importation, transport, promotion, marketing, distribution or sale of API or Product in the Territory.

1.45     "Regulatory Authority" means the international, federal, state or local governmental or regulatory bodies, agencies, departments, bureaus, courts or other entities in the Territory that are responsible for (A) the regulation (including pricing) of any aspect of pharmaceutical or medicinal products intended for human use or (B) health, safety or environmental matters generally. In the United States, this includes the United States Food and Drug Administration; and in the European Union, this includes the European Medicines Agency or any successor agency.

1.46     "Representatives" of an entity means such entity's duly-authorized officers, directors, employees, agents, accountants, attorneys or other professional advisors.

1.47     "Review Period" has the meaning set forth in Section 5.2.

1.48     "Rolling Forecast" has the meaning set forth in Section 4.2.

1.49     "Specifications" means the procedures, requirements, standards, quality control testing and other data for the Product, API and the scope of services (as applicable) as set forth in Attachment D,  as modified from time to time in accordance with Article 8.

1.50     "Term" has the meaning set forth in Section 16.1.

1.51     "Territory" means [****], except shall not include countries that are targeted by the comprehensive sanctions, restrictions or embargoes administered by the United Nations, European Union, United Kingdom or the United States, Catalent shall not be obliged to Process Products for sale in any of such countries if it is prevented from doing so, or would be required to obtain or apply for special permission to do so, due to any restriction (such as an embargo) imposed on it by any governmental authority, including those imposed by the U.S. Department of the Treasury’s Office of Foreign Assets Control.

1.52     "Theoretical Batch Yield" means the estimated yield amount of Product that will be Manufactured.

1.53     "Unit" means each unit of Product as defined in Attachment C.

1.54     "Unit Pricing" has the meaning set forth in Section 7.l(C).

1.55     "Validation Services" has the meaning set forth in Section 2.1.

1.56     "Vendor" has the meaning set forth in Section 3.2(B).

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ARTICLE2

VALIDATION, PROCESSING &  RELATED SERVICES

2.1        Validation Services.  Catalent shall perform the Product qualification, validation and stability services described in Attachment B (the "Validation Services").

2.2        Supply and Purchase of Product.  Catalent shall Process Product in accordance with the Specifications, Applicable Laws and the terms and conditions of this Agreement.

2.3        Product Maintenance Services.  Iroko will receive the following product maintenance services (the "Product Maintenance Services"): [****];  [****], if applicable; [****];  [****];  [****];  [****];  [****], as applicable. For avoidance of doubt, the following services and items are not included in Product Maintenance Services: [****] as applicable.

2.4        Other Related Services. Catalent shall provide such Product-related services, other than Validation Services, Processing or Product Maintenance Services, as agreed to in writing by the parties from time to time. Such writing shall include the scope and fees for any such services and be appended to this Agreement in a Statement of Work ("SOW"). The terms and conditions of this Agreement shall govern and apply to such SOW. In the event of a conflict between this Agreement and an SOW, this Agreement shall govern except to the extent the provisions of the SOW expressly provide otherwise.

ARTICLE 3

MATERIALS

3.1        Iroko-supplied Materials.

A.          Iroko shall supply to Catalent for Processing, at Iroko's cost, all Iroko-supplied Materials from Iroko qualified and audited suppliers, in quantities sufficient to meet Iroko's requirements for Product. Iroko shall deliver such items and associated certificates of analysis [****] no later than [****];  provided, that where Catalent is to provide microtesting services on any such item, Iroko must deliver the item no later than [****]. Iroko shall be responsible [****] for securing any necessary DEA, export or import, or similar clearances or permits required in respect of such supply. Catalent shall use such items solely for Processing. Prior to delivery of any such items, Iroko shall provide to Catalent a copy of all associated material safety data sheets, safe handling instructions and health and environmental information, and shall promptly provide any updates thereto; and shall provide information relating to the qualification and a summary of audit of suppliers as reasonably requested by Catalent.

B.          Following receipt of Iroko-supplied Materials Catalent shall inspect such items to verify their identity. Unless otherwise expressly agreed by the parties in writing, Catalent shall have no obligation to test such items to confirm that they meet the associated specifications or certificate of analysis or otherwise. In the event that Catalent detects a nonconformity with Specifications, Catalent shall give Iroko prompt notice of such nonconformity. Catalent shall not be liable for any defects in Iroko-supplied Materials, or in Product as a result of defective Irokosupplied Materials, including any delay in Processing as a result of such defective Iroko-supplied Materials. Catalent shall follow Iroko's reasonable written instructions in respect of return or disposal of defective Iroko-supplied Materials, [****].

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

C.          Iroko shall retain title to Iroko-supplied Materials at all times and shall bear the risk of loss of any such Iroko-supplied Materials.  [****] Iroko shall obtain and maintain insurance for such items while at the Facility and in transit to and from any Facility in accordance with Article 15.

3.2        Raw Materials.

A.          Catalent shall be responsible for procuring, inspecting and releasing adequate Raw Materials as necessary to meet the Firm Commitment unless otherwise agreed to by the parties in writing. Catalent shall not be liable for any delay in delivery of Product if Catalent placed orders for such Raw Materials promptly following receipt of Iroko's Firm Commitment. In the event that any Raw Material becomes subject to purchase lead time beyond the Firm Commitment time frame, the parties will negotiate in good faith an appropriate amendment to this Agreement, including Section 4.2.

B.          In certain instances, Iroko may require a specific supplier, manufacturer or vendor ("Vendor") to be used for Raw Material. In such an event, (i) such Vendor will be identified in the Specifications and (ii) the Raw Materials from such Vendor shall be deemed Iroko-supplied Materials for purposes of this Agreement. [****] Iroko will be responsible for [****].

C.          In the event of (i) a Specification change for any reason, (ii) obsolescence of any Raw Material or (iii) termination or expiration of this Agreement, Iroko shall bear the cost of [****], so long as [****].

ARTICLE 4

PURCHASE ORDERS &  FORECASTS

4.1       INTENTIONALLY LEFT BLANK

4.2       Forecast.  On or before [****], Iroko shall furnish to Catalent a written [****] rolling forecast of the quantities of Product that Iroko intends to order from Catalent during such period ("Rolling Forecast"). The first [****] of such Rolling Forecast shall constitute a binding order for the quantities of Product specified therein ("Firm Commitment") and the following [****] of the Rolling Forecast shall be non-binding, good faith estimates.

4.3       Purchase Orders.

A.          From time to time as provided in this Section 4.3(A), Iroko shall submit to Catalent a binding, non-cancelable purchase order for Product specifying only the number of Batches and Units to be Processed,  the requested delivery date for each Batch and reference to this Agreement and its Effective Date ("Purchase Order").  Purchase Orders shall not include unit pricing.  Concurrently with the submission of each Rolling Forecast, Iroko shall submit a Purchase Order for the Firm Commitment. For clarity, Purchase Orders with the requested delivery date in the Purchase Order prior to the Effective Date of this Agreement shall be governed by the Amended and Restated Agreement.

B.          Promptly following receipt of a Purchase Order, Catalent shall issue a written

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed acknowledgement ("Acknowledgement") that it accepts or rejects such Purchase Order. Each acceptance Acknowledgement shall either confirm the delivery date set forth in the Purchase Order or set forth a reasonable alternative delivery date. Catalent may accept, reject or modify any Purchase Order in excess of the Firm Commitment, or otherwise not given in accordance with this Agreement.

4.4       In the event of a conflict between the terms of any Purchase Order or Acknowledgement and this Agreement, the terms of this Agreement shall control.

4.5       Catalent's Cancellation of Purchase Orders.  Notwithstanding Section 4.3 and 4.6 to the contrary, Catalent reserves the right to cancel all, or any part of, a Purchase Order upon written notice to Iroko, and Catalent shall have no further obligations or liability with respect to such Purchase Order if Iroko refuses or fails to timely supply conforming Iroko-supplied Materials in accordance with Section 3.1.  Any such cancellation of Purchase Orders by Catalent shall not constitute a breach of this Agreement by Catalent, provided such cancellation of the Purchase Order or any part thereof by Catalent is only due to Iroko's refusal or failure to timely supply conforming Iroko-supplied Materials in accordance with Section 3.1.

4.6       Iroko's Modification or Cancellation of Purchase Orders.

A.        In the event that Iroko fails to place Purchase Orders sufficient to satisfy the Firm Commitment, Iroko shall pay to Catalent [****].

B.         Neither changes to nor postponement of any Batch of Product (provided such changes or postponement are not caused by Catalent's negligence or breach of this Agreement), will reduce or in any way affect Iroko's Firm Commitment obligations set forth in Section 4.2.

C.         Iroko may modify the delivery date or quantity of Product in a Purchase Order only by submitting a written change order to Catalent at least [****] in advance of the earliest Processing Date covered by such change order.  Such change order shall be effective and binding against Catalent only upon the written approval of Catalent, and, notwithstanding any such written approval, Iroko shall remain responsible for the Firm Commitment.

4.7       Unplanned Delay or Elimination of Processing.  Catalent shall use commercially reasonable efforts to meet the Purchase Orders, subject to the terms and conditions of this Agreement. Catalent shall provide Iroko with as much advance notice as practicable if Catalent determines that any Processing will be delayed for any reason.

4.8       Observation of Processing. In addition to Iroko's audit right pursuant to Section 9.5, Catalent and Iroko may also agree in writing from time to time to have another Iroko representative observe Processing for a maximum of [****] days per Contract Year at reasonable times during regular business hours excluding Iroko maintenance and repair activities. Such Iroko representatives shall abide by all Catalent safety rules, quality policies and procedures and other applicable employee policies and procedures, and Iroko shall be responsible for such compliance. Iroko shall indemnify and hold harmless Catalent for any action, omission or other activity of its representatives while on Catalent's premises. Iroko's representatives may be required to sign Catalent's standard visitor confidentiality agreement prior to being allowed access to the Facility.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

4.9       Minimum Requirement. [****]

ARTICLE 5

TESTING; SAMPLES; RELEASE

5.1        Batch Records  and Data; Release. Unless otherwise agreed to by the parties during their ordinary course of dealings, after Catalent completes Processing of a Batch, Catalent shall provide Iroko with copies of Batch records prepared in accordance with the Specifications; provided, that if testing reveals an out-of-Specification result, Catalent shall provide such Batch records promptly following resolution of the out-of Specification result and provide Iroko with notification of any anticipated delay in delivery. After Catalent completes Processing of a Batch, Catalent shall also provide Iroko or its designee with a certificate of analysis for such Batch and a "Certificate of Manufacture," which indicates that the material was manufactured under cGMP conditions. Issuance of a certificate of analysis constitutes release of the Batch by Catalent to Iroko. Iroko shall be responsible for final commercial release of Product at its cost to the market.

5.2        Testing; Rejection; Defective  Product.

A.          Following Catalent QA release of a Batch, Iroko or Iroko's designee may test samples of such Batch to confirm that the Specifications have been met.  Unless within [****] ("Review Period"), Iroko or its designee notifies Catalent in writing (an "Exception Notice") that such Batch does not meet the warranty set forth in Section 12.1 at the time of tender of delivery ("Defective Product"), and provides a sample of the alleged Defective Product, the Batch shall be deemed accepted by Iroko and Iroko shall have no right to reject such Batch. Upon timely receipt of an Exception Notice from Iroko, Catalent shall conduct an appropriate investigation to determine whether or not it agrees with Iroko that Product is Defective Product and to determine the cause of any nonconformity.  If Catalent agrees that Product is Defective Product and determines that the cause of nonconformity is attributable solely to Catalent's negligence,  willful misconduct or breach of this Agreement, including without limitation non-compliance with cGMP ("Catalent Defective Processing"), then Section 5.4 shall apply. For avoidance of doubt, where Catalent cannot determine or assign the cause of nonconformity or Iroko disagrees with Catalent's conclusions, Section 5.3 shall apply; and where the cause of nonconformity still cannot be determined or assigned after resort to Section 5.3, it shall be deemed not Catalent Defective Processing. Iroko shall be responsible to pay for the Batch or Batches if Product is not Defective Product or there is no Catalent Defective Processing after resort to Section 5.3 (should resort to Section 5.3 be necessary).  Notwithstanding the preceding provisions of this Section 5.2 A, the Review Period for the process validation Batches and Batches manufactured in preparation for launch of the Product shall be [****].

B.          In the event a Batch is not released by Catalent QA as set forth above because it does not meet Specifications, it shall be considered Defective Product. Catalent shall conduct an appropriate investigation in accordance with site Standard Operating Procedures and the timelines set forth therein to determine the cause of the nonconformity. If Catalent determines that the cause of nonconformity is attributable solely to Catalent's negligence, willful misconduct or breach of this Agreement then it shall

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed be deemed Catalent Defective Processing and Section 5.4 shall apply. For avoidance of doubt, where Catalent cannot determine or assign the cause of nonconformity, Section 5.3 shall apply unless the parties otherwise agree in writing.  Where the cause of nonconformity still cannot be determined or assigned after resort to Section 5.3, it shall be deemed not Catalent Defective Processing and Iroko shall be responsible to pay for the Batch or Batches at issue.

C.          Notwithstanding anything to the contrary in Section 5.2 A and B above, the parties acknowledge and agree, provided Iroko agrees in writing or it is determined by an independent third-party laboratory in accordance with Section 5.3 below, that Catalent Processed the Batch in accordance with the master batch record, Specifications, and cGMP, it shall be deemed not Catalent Defective Processing and Iroko shall be responsible to pay for the Batch.  For the avoidance of doubt, any nonconformity caused by the Iroko Equipment or Iroko's Process shall not be deemed Catalent Defective Processing unless the nonconformity was caused solely by Catalent's gross negligence or willful misconduct in the use of the Iroko Equipment.

5.3        Discrepant Results. If the parties disagree as to whether Product is Defective Product and/or whether the cause of the nonconformity is Catalent Defective Processing, and this is not resolved within [****] days of the Exception Notice date, the parties shall cause a mutually acceptable independent third-party laboratory to review records, test data and to perform comparative tests and/or analyses on samples of the alleged Defective Product and its components, including Iroko-supplied Materials.  The independent party's results as to whether or not Product is Defective Product and the cause of any nonconformity shall be final and binding. Unless otherwise agreed to by the parties in writing, the costs associated with such testing and review shall be borne by [****].

5.4        Catalent Defective Processing. Catalent shall, at its option, either (A) [****] or (B) [****]. THE OBLIGATION OF CATALENT TO [****], (SUBJECT, FOR THE AVOIDANCE OF DOUBT, TO ARTICLE 14), SHALL BE IROKO'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT FOR DEFECTIVE PRODUCT AND IS IN LIEU OF ANY OTHER WARRANTY, EXPRESS OR IMPLIED.

5.5        Supply of Material for Defective Product. In the event Catalent reprocesses Defective Product pursuant to Section 5.4, Iroko shall supply Catalent with sufficient quantities of Iroko supplied Materials in order for Catalent to complete such reprocessing. [****]

ARTICLE 6

DELIVERY

6.1       Delivery. Catalent shall deliver Product [****] promptly following Catalent's release of Product. Catalent shall segregate and store all Product until tender of delivery. Title to Product shall transfer to Iroko upon Catalent's tender of delivery. If Catalent provides storage services, title to such items shall pass to Iroko upon transfer to storage.  Iroko shall qualify at least one (1) carrier to ship Product and then designate the priority of such qualified carriers to Catalent.  In the event Catalent arranges shipping or performs similar loading and/or logistics services for Iroko at Iroko’s request, such services are performed by Catalent as a convenience to Iroko only and do not alter the terms and limitations set forth in this Section 6.1.  Catalent shall not be responsible for Product in transit, including any cost of insurance or

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed transport fee for Product, or any risk associated with transit or customs delays, storage and handling.

6.2       Storage Fees. If Iroko fails to take delivery of any Product on any scheduled delivery date, Catalent shall store such Product [****] for [****] following release of the Batch [****]. Thereafter Iroko shall be invoiced [****] following such scheduled delivery for [****].

6.3       Bill and Hold. From time to time, at the Iroko’s request, the agreed delivery date of the Purchase Order may be extended under a bill and hold arrangement as more fully set forth below.  For each such Batch of stored Product, Iroko agrees that: (A) Iroko has made a fixed commitment to purchase the Product, (B) risk of loss for such Product passes to Iroko upon placement into storage, (C) such Product shall be on a bill and hold basis for legitimate business purposes, (D) the Iroko shall identify a fixed delivery date for the Product and (E) Iroko agrees to be invoiced and to pay such invoice in accordance with the Payment terms set forth in this Agreement.  Upon making a request for a bill and hold arrangement, Iroko shall provide Catalent with a letter confirming items (A) through (E) of this Section for each Batch of stored Product.

ARTICLE 7

PAYMENTS

7.1       Fees.  In consideration for Catalent performing services hereunder:

A.        Iroko shall pay to Catalent the fees for Validation Services set forth on Attachment B. Catalent shall submit an invoice to Iroko for such fees upon the completion of the relevant phase of the Validation Services.

B.         Iroko shall pay to Catalent the fees for annual stability and API testing services set forth on Attachment C. Catalent shall submit an invoice to Iroko for such fees upon the completion of the relevant service.

C.         Catalent will invoice Iroko for [****] (“Upfront Invoice”); and [****] (“Delivery Invoice”) of the Product at the then effective Unit Price as of the delivery date and in accordance with Attachment C  (together with any subsequent updates to pricing, "Unit Pricing") [****].  The following examples provide specific clarity:

Examples:

The following examples are provided only for the purpose of illustrating the method for calculating the Unit Price for hypothetical Product delivery.  The examples do not reflect actual information or circumstances.

[****]

[****]

D.        Catalent shall deliver Product in the event the corresponding Upfront Invoice has been paid

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in full without any reserve.

E.         Iroko shall pay Catalent the annual fees for Product Maintenance Services set forth on Attachment C. Catalent shall submit an invoice to Iroko for such fees on the anniversary of the Product approvals of each calendar year during the Term.

F.         Other Fees. Iroko shall pay Catalent for all other fees and expenses of Catalent owing in accordance with the terms of this Agreement, including pursuant to Sections 2.3, 2.4, 4.2, 6.2 and 16.3.  Catalent shall submit an invoice to Iroko for such fees as and when appropriate.

7.2       Pricing Increase or Decrease. The Pricing as shown on Attachment C and the Minimum Requirement in Section 4.9,  may be adjusted [****] of this Agreement upon [****]. The Unit Pricing adjustments specified herein shall be equal to [****].  In addition, price increases for Raw Materials (including those Raw Materials referenced in Section 3.2(B)), labor, and utilities shall be passed through to Iroko at the time of such price increase through an adjustment to the Unit Pricing.

7.3       Payment Terms. Payment of all Catalent invoices are due within [****] following the date of invoice. Iroko shall make payment in U.S. Dollars and otherwise as directed in the applicable invoice. Any applicable wire transfer fees must be included in the payment issued to Catalent.

7.4       Non-Payment of Invoices.  Notwithstanding any other provision of this Agreement, if at any time any payment is not received by Catalent by its due date, then Catalent may, in addition to any other remedies available at equity or in law, (A) charge interest on the outstanding sum from the due date (both before and after any judgment) at [****] per month until paid in full (or, if less, the maximum amount permitted by Applicable Law); (B) suspend any further performance hereunder until such invoice is paid in full; (C) require payment in advance before performing any further Services or making an further shipment of Product; and/or (D) and/or terminate this Agreement in accordance with Section 16.2 and without releasing Iroko from its obligations under this Agreement.

7.5       Taxes. All taxes, duties and other amounts assessed (excluding tax based on net income and franchise taxes) on Iroko-supplied Materials, services or Product prior to or upon provision or sale to Catalent or Iroko, as the case may be, are the responsibility of [****], and [****] shall reimburse [****] for all such taxes, duties or other expenses paid by Catalent or such sums will [****], where applicable. If any deduction or withholding in respect of tax or otherwise is required by law to be made from any of the sums payable hereunder, Iroko shall be obliged to pay to Catalent [****].

7.6       Iroko and Third-Party Expenses.  [****], Iroko shall be responsible for [****] of its own and all Iroko-sponsored/retained third-party expenses associated with the development, Regulatory Approvals and commercialization of Product, including regulatory filings and post-approval marketing studies.  For the avoidance of doubt, Iroko shall be responsible for expenses relating to third party vendors retained by Catalent on Iroko's behalf provided that Iroko agreed in writing to the engagement and/or retention of such vendor.

7.7       Development Batches. Each Batch produced under this Agreement, [****], will be considered to be a "development batch" unless and until Processing has been validated. [****] Catalent and Iroko shall

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed cooperate in good faith to resolve any problems causing the out-of-Specification Batch.

ARTICLE  8

CHANGES TO SPECIFICATIONS

All Specifications and any changes thereto agreed to by the parties from time to time shall be in writing, dated and signed by the parties.  Impact to the Specifications from any Process change shall be agreed in writing by the parties, dated and signed by an authorized signatory for each of the parties. No change in the Specifications or the Process shall be implemented by Catalent, whether requested by Iroko or requested or required by any Regulatory Authority, until the parties have agreed in writing to such change, the implementation date of such change [****]. Catalent shall respond promptly to any request made by Iroko for a change in the Specifications or the Process, and both parties shall use commercially reasonable, good faith efforts to agree to the terms of such change in a timely manner. As soon as possible after a request is made for any change in Specifications or the Process, Catalent shall notify Iroko of the costs associated with such change and shall provide such supporting documentation as Iroko may reasonably require. [****] If there is a conflict between the terms of this Agreement and the terms of the Specifications, this Agreement shall control. Catalent reserves the right to postpone effecting changes to the Specifications or the Process until such time as the parties agree to and execute the required written amendment.

ARTICLE 9

RECORDS; REGULATORY MATTERS

9.1       Recordkeeping. Catalent shall maintain materially complete and accurate Batch, laboratory data, reports and other technical records relating to Processing in accordance with Catalent standard operating procedures. Such information shall be maintained for a period of at least [****] from the relevant finished Product expiration date or longer if required under Applicable Laws or the Quality Agreement.

9.2       Regulatory Compliance. Catalent shall obtain and maintain all approvals, permits and licenses with respect to the Facility required by any Regulatory Authority in the jurisdiction where Catalent Processes Product. Iroko shall obtain and maintain all other Regulatory Approvals related to the Product, including those necessary for Catalent to commence Processing, but excluding Regulatory Approvals for the Facility in the jurisdiction where Catalent Processes the Product, which shall be sole responsibility of Catalent [****].  Iroko shall not identify Catalent in any ANDA/NDA application or other such initial regulatory filing or submission without Catalent’s prior written consent.  Such consent shall not be unreasonably withheld and shall be memorialized in a writing signed by authorized Representatives of both Parties. Upon written request, Iroko shall provide Catalent with a copy of any Regulatory Approvals required to distribute, market and sell Product in the Territory. If Iroko is unable to provide such information, Catalent shall have no obligation to deliver Product to Iroko, notwithstanding anything to the contrary in this Agreement. During the Term, Catalent will assist Iroko with all regulatory matters relating to Processing, [****], excluding Regulatory Approvals for the Facility in the jurisdiction where Catalent Processes the Product, which shall be sole responsibility of Catalent [****]. The parties intend and commit to cooperate to allow each party to satisfy its obligations under Applicable Laws relating to Processing under this Agreement.

9.3       Governmental Inspections and Requests.  Catalent shall promptly advise Iroko if an authorized

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed agent of any Regulatory Authority notifies Catalent that it intends to or does visit the Facility for the purpose of reviewing any activities associated with the Processing.  Upon request, Catalent shall provide Iroko with a copy of any report issued by such Regulatory Authority received by Catalent following such visit, redacted as appropriate to protect any confidential information of Catalent and Catalent's other customers. Iroko acknowledges that it may not direct the manner in which Catalent fulfills its obligations to permit inspection by and to communicate with Regulatory Authorities. [****]

9.4       lroko Facility Audits. During the Term, Iroko's Representatives shall be granted access upon at least [****] business days' prior notice, at reasonable times during regular business hours, to (A) the portion of the Facility where Catalent performs Processing, (B) relevant personnel involved in Processing and (C) Processing records described in Section 9.2, in each case solely for the purpose of verifying that Catalent is Processing in accordance with cGMP, the Specifications and the Product master Batch records. Iroko may not conduct an audit under this Section more than [****] per Product during any [****] period; provided, that additional inspections may be conducted by Iroko or its Representatives without prior notice to Catalent in the event there is a material quality or compliance issue concerning Product or its Processing. Iroko's Quality Assurance Manager will arrange Iroko audits with Catalent Quality Management. Audits shall be designed to minimize disruption of operations at the Facility. Iroko's Representatives shall be required to sign Catalent's standard visitor confidentiality agreement prior to being allowed access to the Facility. Such Representatives shall comply with the Facility's rules and regulations. Iroko shall indemnify and hold harmless Catalent for any action or activity of such Representatives while on Catalent's premises.

9.5       Recall. If a Regulatory Authority orders or requires the recall of any Product supplied hereunder or if either Catalent or Iroko believes a recall, field alert, Product withdrawal or field correction ("Recall") may be necessary with respect to any Product supplied under this Agreement, the party receiving the notice from the Regulatory Authority or that holds such belief shall promptly notify the other party in writing. With respect to any Recall, Catalent shall provide all necessary co-operation and assistance to Iroko. Iroko shall provide Catalent with an advance copy of any proposed submission to a Regulatory Authority in respect of any Recall, and shall consider in good faith any comments from Catalent, provided, Catalent provides its comments to Iroko within [****] of Catalent's receipt of the advance copy of such proposed submission to a Regulatory Authority. The cost of any Recall shall be borne by [****], and [****] shall reimburse [****] for expenses incurred in connection with any Recall, in each case unless such Recall is caused solely by [****], then such cost shall be borne by [****]. For purposes hereof, such cost shall be limited to [****].

9.6       Quality Agreement.  Within [****] after the Effective Date, and in any event prior to the first commercial manufacture of Product hereunder, the parties shall negotiate in good faith and enter into a quality agreement on Catalent's standard template (the "Quality Agreement"). The Quality Agreement shall in no way determine liability or financial responsibility of the parties for the responsibilities set forth therein. In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to quality-related activities, including compliance with cGMP, the provisions of the Quality Agreement shall govern.  In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement with respect to any commercial matters, including allocation of risk, liability and financial responsibility, the provisions

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed of this Agreement shall govern.

9.7       Regulatory Authority Fees.  Iroko shall reimburse Catalent for [****].  Without limiting the foregoing, Iroko shall reimburse Catalent for [****].

ARTICLE 10

CONFIDENTIALITY

10.1      The receiving party shall keep confidential and not disclose to any third party or use for its own benefit, except as expressly permitted herein, or for the benefit of any third party any Confidential Information disclosed by the disclosing party to it, or any Confidential Information to which the receiving party has access or an opportunity to gain knowledge. Receiving party agrees to secure and protect the Confidential Information of the disclosing party in the same manner as it would secure and protect its own Confidential Information and agrees to take appropriate action by instruction or agreement with is agents who are permitted access to the Confidential Information to satisfy its obligations hereunder. Receiving party shall cooperate with and assist the disclosing party in identifying and preventing any unauthorized use, copying or disclosure of the Confidential Information.

10.2      For purposes of this Agreement, "Confidential Information" means all information relating to the disclosing party including without limitation and whether oral or written, information relating to the disclosing party and its business (and its assets, operations and finances), prospective business opportunities, all technical and non-technical information, batch records, manufacturing and analytical reports, regulatory documents, patent, copyright, trade secret, trademark and other proprietary information, techniques, sketches, inventions,  innovations, samples, business plans, designs, routines, programs, manuals, ideas, graphics, art, concepts, business methods, drawings, models, know-how, processes, apparatus, Equipment, algorithms, software programs, software source documents, source code, object code and formulae related to the current, future and proposed products and services of the disclosing party. "Confidential Information" also includes, without limitation and whether oral or written, [****] (as such term is defined in the [****])

10.3      Notwithstanding the foregoing paragraph, "Confidential Information" shall not include any information or materials that: (a) are or become known to the general public through no act  or omission of receiving party or any other person with an obligation of confidentiality to the disclosing party; (b) receiving party can establish was in its lawful possession prior to its receipt thereof from the disclosing party (c) receiving party can establish by contemporaneous written records was independently developed by receiving  party without  breach of this Agreement; or (d) are required to be disclosed pursuant to applicable law (provided, however, that  where possible to do so, prior to any disclosure of Confidential Information as required by applicable law, receiving party shall advise the disclosing party of such required disclosure promptly upon learning thereof and shall cooperate with the disclosing party in order to afford it a reasonable opportunity to contest or limit such disclosure).

10.4      The confidentiality provisions of Section 9 of the [****] remain in full force and effect.  In the event of any inconsistency between the provisions of this Section 10 and Section 9 of the [****], the provisions of Section 9 of the [****] shall prevail.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ARTICLE 11

INTELLECTUAL PROPERTY

11.1      [****].  [****] rights in inventions and discoveries made by Catalent in relation to [****] (as such term is defined in the [****]) shall be governed by the [****].  Catalent shall give [****] and the Iroko written notice, as promptly as practicable, of all such [****] inventions and discoveries. Iroko's rights in [****] shall be governed by [****].

11.2      Ownership.  Subject to Section 11.1 above, all "Iroko Intellectual Property" (as defined in 11.4 below) will be owned by the Iroko and Catalent has not, nor will it acquire, any interest in any of the Iroko intellectual property. Catalent shall not use any Iroko Intellectual Property except as specifically authorized in writing by Iroko respectively or as required for the performance of its obligations under this Agreement.

11.3      Iroko Inventions. Means, without limitation, any and all data, information, works of authorship, discoveries, improvements, inventions, designs, graphics, content, ideas, processes, techniques, know-how and data, whether or not patentable, which are [****].

11.4      Catalent Property. Iroko acknowledges that Catalent possesses certain inventions, processes, know-how, trade secrets, and other intellectual property, including [****] (collectively, all "Catalent Property"). Notwithstanding anything contained herein to the contrary, any Catalent Property or improvements thereto which are improved, modified, developed or otherwise used by Catalent under or during the term of this Agreement and which does not rely on Iroko Intellectual Property shall be the sole and exclusive property of Catalent. Catalent hereby grants to the Iroko, a royalty-free, worldwide license to Catalent Property or improvements hereto with respect to the performance of the Processing.

11.5      Iroko Intellectual Property. Means intellectual property rights of the lroko including, but not limited to rights in patents, patent applications, trademarks, trade-mark applications, trade names, copyrights, industrial designs, know-how, [****].

11.6      [****]

ARTICLE 12

REPRESENTATIONS AND WARRANTIES

12.1      Catalent.  Catalent represents, warrants and undertakes to Iroko that:

A.        At the time of delivery by Catalent as provided in Section 6.1, Product shall have been Processed in accordance with Applicable Laws (including cGMP) and in conformance with the Specifications and shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws; [****];

B.         As of the Effective Date and throughout the Term, Catalent holds and shall continue to hold, all licenses and permits of Regulatory Authorities necessary for Catalent to perform the Processing in the jurisdiction where Catalent manufactures or packages the Product as contemplated in this Agreement;

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

C.         Any Catalent property or Catalent Equipment which Catalent may use to perform the services and/or Process the Product (i) is Catalent's or its Affiliate'  s unencumbered property, (ii) may be lawfully used by Catalent, and (iii) does not infringe and will not infringe any third party rights;

D.        Catalent's Facility, the Facility personnel, the Catalent Equipment and other generally available equipment located at the Facility provide sufficient capacity and resources to undertake the Processing of the Products and if applicable utilizing the Iroko Proprietary Process in accordance  with the terms and conditions of this Agreement. Catalent makes no representation or warranty with respect to the lroko Equipment or the Iroko Proprietary Process or the capacity thereof; and

E.         No transaction or dealing under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanction, restriction or embargo administered by the United Nations, European Union, United Kingdom, or United States.

12.2      Iroko.  Iroko represents, warrants and undertakes to Catalent that:

A.        All Iroko-supplied Materials shall have been produced in accordance with Applicable Laws (including cGMP), shall comply with all applicable specifications, including  the Specifications, shall not be adulterated, misbranded or mislabeled within the meaning of Applicable Laws, and shall have been provided in accordance with the terms and conditions of this Agreement and with all relevant safety materials and data, [****].

B.         The content of all artwork provided to Catalent shall comply with all Applicable Laws;

C.         All Product delivered to Iroko by Catalent shall be held, used and disposed of by or on behalf of the Iroko in accordance with all applicable laws, and Iroko will otherwise comply with all laws, rules, regulations and guidelines applicable to Iroko'  s performance under this Agreement;

D.        Iroko will not release any Batch of Product if the required certificates of analysis indicate that Product does not comply with the Specifications or if Iroko does not hold all necessary Regulatory Approvals to market and sell the Product and Iroko will use all reasonable efforts to ensure that the Product is safe and effective;

E.         Iroko has all necessary authority to use and to permit Catalent to use pursuant to this Agreement all intellectual property related to Product or Iroko-supplied Materials (including artwork), and the Processing of the foregoing, including any copyrights, trademarks, trade secrets, patents, inventions and developments; there are no patents owned by others related to the Iroko Intellectual Property utilized with the Product that would be infringed or misused by Iroko's performance of the Agreement; and, to its knowledge, no trade secrets or other proprietary rights of others related to the Iroko Intellectual Property utilized with the Product that would be infringed or misused by Iroko's performance of this Agreement;

F.         The services to be performed by Catalent in accordance with the terms of this Agreement

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed will not violate or infringe upon any trademark, trade name, copyright, patent, trade secret, or other intellectual property or other right held by any person or entity;

G.        Iroko has all necessary licenses, permits and registrations to transport Iroko- supplied Materials to the Facility; and

H.        The Process and the Iroko Equipment are capable of producing Product in conformance with the Specifications and Applicable Laws (including cGMP) when operated and/or conducted in accordance with the applicable batch records and cGMP.

I.          No transaction or dealing under this Agreement shall be conducted with or for an individual or entity that is designated as the target of any sanction, restriction or embargo administered by the United Nations, European Union, United Kingdom, or United States.

12.3      Limitations.  THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER PARTY, AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 13

INDEMNIFICATION

13.1     Indemnification by Catalent. Catalent shall indemnify and hold harmless Iroko, its Affiliates, and their respective directors, officers and employees ("lroko Indemnitees") from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorneys' fees and reasonable investigative costs) in connection with any suit, demand or action by any third party ("Losses") arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement or (B) any negligence or willful misconduct by Catalent;  in each case except to the extent that any of the foregoing arises out of or results from any Iroko Indemnitee's negligence, willful misconduct or breach of this Agreement.

13.2     Indemnification by Iroko. Iroko shall indemnify and hold harmless Catalent, its Affiliates, and their respective directors, officers and employees ("Catalent Indemnitees") from and against any and all Losses arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement, (B) [****], (C) Iroko's (including any Iroko representative at the Facility pursuant to Section 4.7) exercise of control over the Processing, to the extent that Iroko's instructions or directions violate laws, (D) the conduct of any clinical trials utilizing Product or API, (E) any actual or alleged infringement or violation of any third party patent, trade secret, copyright, trademark or other proprietary rights by intellectual property or other information provided by Iroko, including Iroko-supplied Materials, or (F) any negligence or willful misconduct by Iroko; in each case except to the extent that any of the foregoing arises out of or results from any Catalent lndemnitee's negligence, willful misconduct or breach of this Agreement.

13.3     Indemnification Procedures. All indemnification obligations in this Agreement are conditioned

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed upon the indemnified party (A) promptly notifying the indemnifying party of any claim or liability of which the indemnified party becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying party of any of its obligations hereunder  except to the extent the indemnifying party is prejudiced by such failure, (B) allowing the indemnifying party, if the indemnifying party so requests, to conduct  and control the defense of any such claim or liability and any related settlement negotiations (at the indemnifying party's expense), (C) cooperating with the indemnifying party in the defense of  any such claim or liability and any related settlement negotiations (at the indemnifying party's expense) and (D) not compromising or settling any claim or liability without prior written  consent of the indemnifying party.

ARTICLE 14

LIMITATIONS OF LIABILITY

14.1      CATALENT'S LIABILITY UNDER THIS AGREEMENT FOR ANY AND ALL CLAIMS FOR LOST, DAMAGED OR DESTROYED IROKO-SUPPLIED MATERIALS, WHETHER OR NOT SUCH IROKO-SUPPLIED MATERIALS ARE INCORPORATED INTO PRODUCT SHALL NOT EXCEED [****].

14.2      NOTWITHSTANDING THE ABOVE, CATALENT'S TOTAL LIABILITY UNDER THIS AGREEMENT [****] FOR LOST, DAMAGED OR DESTROYED IROKO-SUPPLIED MATERIALS, WHETHER OR NOT INCORPORATED INTO PRODUCT SHALL IN NO EVENT EXCEED [****].

14.3      [****], CATALENT'S TOTAL LIABILITY UNDER THIS AGREEMENT IS LIMITED TO [****].

14.4      NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR LOSS OF REVENUES, PROFITS OR DATA ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, WHETHER IN CONTRACT OR IN TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

ARTICLE 15

INSURANCE

Each party shall, at its own cost and expense, obtain and maintain in full force and effect during the Term the following: (A) Commercial General Liability Insurance with a per-occurrence limit of not less than [****]; (B) Products and Completed Operations Liability Insurance with a per-occurrence limit of not less than [****]; (C) Workers' Compensation Insurance with statutory limits and Employers Liability Insurance with limits of not less than [****].  Iroko shall, at its own cost and expense, obtain and maintain All Risk Property Insurance, including transit coverage, in an amount equal to the full replacement value of its property while in, or in transit to, a Catalent facility as required under this Agreement.  Each party may self-insure all or any portion of the required insurance as long as, together with its Affiliates, its US GAAP net worth is greater than [****] or its annual EBITDA (earnings before interest, taxes, depreciation and amortization) is greater than [****]. Each required insurance policy, other than self-insurance, shall be obtained from an insurance carrier with an AM. Best rating of at least A- VIL If any of the required

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed policies of insurance are written on a claims made basis, such policies shall be maintained throughout the Term and for a period of at least [****] thereafter. Each party shall obtain a waiver of subrogation clause from its property insurance carriers in favor of the other party. Each party shall be named as an additional insured within the other party's products liability insurance policies; provided, that such additional insured status will apply solely to the extent of the insured party's indemnity obligations under this Agreement. Such waivers of subrogation and additional insured status obligations will operate the same whether insurance is carried through third parties or self-insured. Upon the other party's written request from time to time, each party shall promptly furnish to the other party a certificate of insurance or other evidence of the required insurance.

ARTICLE 16

TERM AND TERMINATION

16.1     Term.  This Agreement shall commence on the Effective Date and shall continue until the end of the third Contract Year (which, for the avoidance of doubt, is September 30, 2021), unless earlier terminated in accordance with Section 16.2 (as may be extended in accordance with this Section, (the "Term"). The Term shall automatically be extended for successive two (2) year periods unless and until terminated by either party on written notice to the other pursuant to Section 16.2 below.  In the event Iroko divests, sells, assigns, licenses or transfers (“Transfer”) the partial or entire right, title and interest to any Product to any third party, then this Agreement shall be partially assigned to the third party for each Product Transfer and the Term of the partially assigned Agreement shall be extended for three years and the Minimum Requirement under the partially assigned Agreement as provided in Section 4.9 shall be applicable as provided in Attachment E  For clarity, such Transfer does not terminate this Agreement.

16.2     Termination.  This Agreement may be terminated immediately without further action:

A.        by either party if the other party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver, administrative receiver, trustee or administrator, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within [****], or takes any equivalent or similar action in consequence of debt in any jurisdiction;

B.         by either party if the other party materially breaches any of the provisions of this Agreement and such breach is not cured within [****] after the giving of written notice requiring the breach to be remedied; provided, that in the case of a failure of Iroko to make payments in accordance with the terms of this Agreement, Catalent may terminate this Agreement if such payment breach is not cured within ten (10) days of receipt of notice of nonpayment from Catalent; or

C.         by either party without cause upon [****] prior written notice to the other; provided that neither party may deliver such notice prior to October 1, 2020.

16.3     Effect of Termination. Expiration or termination of this Agreement shall be without prejudice

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed to any rights or obligations that accrued to the benefit of either party prior to such expiration or termination.  In the event of a termination of this Agreement:

A.         Catalent shall promptly return to Iroko, at Iroko's expense and direction, any remaining inventory of Product or Iroko-supplied Materials; provided, that all outstanding invoices have been paid in full;

B.         Iroko shall pay Catalent all invoiced amounts outstanding hereunder, plus, upon receipt of invoice therefor, for any (i) [****], (ii) [****], and (iii) in the event that this Agreement is terminated for any reason other than by Iroko pursuant to Section 16.2(A) or (B), or by Catalent pursuant to Section 16.2(C), [****];

C.         in the event that this Agreement is terminated for any reason other than by Iroko pursuant to Section 16.2(A) or (B), or by Catalent pursuant to Section 16.2(C), Iroko shall pay Catalent for [****]; and  subject to those obligations which survive termination of this Agreement as set forth in Section 16.4, upon Iroko's fulfillment of its obligations under Sections 16.3 A, B and C, all other obligations of Iroko under this Agreement shall be immediately terminated; and

D.        Iroko shall remove the Iroko Equipment,  [****].

16.4     Survival. The rights and obligations of the parties shall continue under Articles 11 (Intellectual Property), 13 (Indemnification), 14 (Limitations of Liability), 17 (Notice), 19 (Miscellaneous); under Articles 10 (Confidentiality and Non-Use) and 15 (Insurance), in each case to the extent expressly stated therein; and under Sections 7.4 (Payment Terms), 7.6 (Taxes), 7.7 (Iroko and Third Party Expenses), 9.2 (Recordkeeping), 9.6 (Recall), 12.3 (Limitations on Warranties), 16.3 (Effect of Termination) and 16.4 (Survival), in each case in accordance with their respective terms if applicable, notwithstanding expiration or termination of this Agreement.

ARTICLE 17

NOTICE

All notices and other communications hereunder shall be in writing and shall be deemed given:  (A) when delivered personally or by hand; (B) when delivered by e-mail (receipt verified); (C) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if sent by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered, if sent by express courier service; in each case to the parties at the following addresses (or  at  such other address for a party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Iroko:	Iroko Pharmaceuticals, LLC
Navy Yard Corporate Center
One Kew Place, 150 Rouse Boulevard
Philadelphia, PA 19112
Attn: General Counsel Facsimile: 267/546-3004
Email: legal_iroko@iroko.com

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

To Catalent:	Catalent CTS, LLC
10245 Hickman Mills Drive
Kansas City, MO 64137
Attn: General Manager
FAX: 816-767-7312

With copy to:	Catalent Pharma Solutions, LLC
14 Schoolhouse Road
Somerset, NJ 08873
Attn: General Counsel
Email: GenCouns@Catalent.com

ARTICLE 18

EQUIPMENT & BREAKAGE COSTS

Iroko shall be responsible for [****] unless Catalent is [****]. For the avoidance of doubt, Catalent shall not be responsible for [****] unless Catalent [****].

ARTICLE 19

MISCELLANEOUS

19.1     Entire Agreement; Amendments.  This Agreement, together with the Quality Agreement and the [****], constitute the entire understanding between the parties, and supersedes any contract or understandings (oral or written) of the parties, with respect to the subject matter hereof.  For the avoidance of doubt, this Agreement does not supersede any existing generally applicable confidentiality agreement between the parties as it relates to time periods prior to the date hereof or to business dealings not covered by this Agreement. No term of this Agreement may be amended except upon written agreement of both parties, unless otherwise expressly provided in this Agreement.

19.2     Captions; Certain Conventions.  The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement. Unless otherwise expressly provided herein or the context of this Agreement otherwise requires, (A) words of any gender include each other gender, (B) words such as "herein", "hereof', and "hereunder" refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (C) words using the singular shall include the plural, and vice versa, (D) the words "include(s)" and "including" shall be deemed to be followed  by the phrase "but  not limited to", "without limitation" or words of similar import, (E) the word "or" shall be deemed to include the word "and" (e.g., "and/or") and (F) references to "Article," "Section," "subsection," "clause" or other subdivision, or to an Attachment or other appendix, without reference to a document are to the specified provision or Attachment of this Agreement. This Agreement shall be construed as if it were drafted jointly by the parties.

19.3     Further Assurances. The parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

19.4     No Waiver. Failure by either party to insist upon strict compliance with any term of this Agreement in any one or more instances will not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

19.5     Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement will continue in full force and effect.

19.6     Independent Contractors. The relationship of the parties is that of independent contractors, and neither party will incur any debts or make any commitments for the other party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or will be construed as creating between the parties the relationship of joint ventures, co-partners, employer/employee or principal and agent. Neither party shall have any responsibility for the hiring, termination or compensation of the other party's employees or contractors or for any employee benefits of any such employee or contractor.

19.7     Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party, except that either party may, without the other party's consent (but subject to prior written notice), assign this Agreement in its entirety to an Affiliate or to a successor to substantially all of the business or assets of the assigning party or the assigning party's business unit responsible for performance under this Agreement (“Assignment”) and subject to Section 4.9.

19.8     No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties named herein and their respective successors and permitted assigns.

19.9     Governing Law.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania excluding its conflicts of law provisions.  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

19.10   Alternative Dispute Resolution.  Except with regards to disputes regarding nonconforming or Defective Product under Article 5 of this Agreement, any dispute that arises between the parties in connection with this Agreement shall first be presented to the senior executives of the parties for consideration and resolution. If such executives cannot reach a resolution of the dispute within [****], then such dispute shall be finally resolved by binding alternative dispute resolution in the state courts of New York, New York, in the English language, in accordance with the then existing commercial arbitration rules of The CPR Institute for Conflict and Dispute Resolution, 30 East 33rd Street, 6th Floor, New York, NY 10016.

19.11   Prevailing Party. In any dispute resolution proceeding between the parties in connection with this Agreement, the prevailing party will be entitled to recover its reasonable attorney's fees and costs in such proceeding from the other party.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

19.12   Publicity. Neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party's express prior written consent, except as required under Applicable Laws, by any governmental agency or by the rules of any stock exchange on which the securities of the disclosing party are listed, in which case the party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making  the public disclosure, such approval not to be unreasonably withheld.

19.13   Right to Dispose and Settle.  If Catalent requests in writing from Iroko direction with respect to disposal of any inventories of Product, Iroko-supplied Materials, equipment, samples or other items belonging to Iroko and is unable to obtain a response from Iroko within a reasonable time period after making reasonable efforts to do so, Catalent shall be entitled in its sole discretion to (A) dispose of all such items and (B) set-off any and all amounts due to Catalent or any of its Affiliates from Iroko against any credits Iroko may hold with Catalent or any of its Affiliates.

19.14   Force Majeure.  Except as to payments required under this Agreement, neither party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such party's performance hereunder if such default or delay is caused  by events beyond such party's reasonable control, including acts of God, law or regulation or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or weather, labor disturbances, epidemic or failure of suppliers, vendors, public utilities or common carriers; provided, that the party seeking relief under this Section shall immediately notify the other party of such cause(s) beyond such party's reasonable control. The party that may invoke this Section shall use commercially reasonable efforts to reinstate its ongoing obligations to the other party as soon as practicable. If the cause(s) shall continue unabated for [****], then both parties shall meet to discuss and negotiate in good faith what modifications to this Agreement should result from such cause(s).

19.15   Counterparts. This Agreement may be executed in one or more counterparts,  each of which will be deemed an original but all of which together will constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

IN WITNESS WHEREOF,  the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

Catalent CTS, LLC	Iroko Pharmaceuticals, LLC

By:	By:

Name:	Name:

Title:	Title:

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ATTACHMENT A

Iroko Equipment Description	Quantity
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

Catalent Equipment Description	Quantity
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]
[****]	[****]

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ATTACHMENT B

VALIDATION SERVICES

Should the parties agree to additional validation services to be governed by this Agreement, such services shall be set forth on a SOW and attached hereto.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ATTACHMENT C

Unit Pricing and Additional Fees

[****][2 pages redacted]

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ATTACHMENT D

SPECIFICATIONS

I.          Client-Supplied Materials (and associated specifications)

II.        Raw Materials (and associated specifications)

III.       Product Specifications (including Batch size)

(to be agreed upon by both parties and maintained by Quality organization )

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

ATTACHMENT E

Partial Assignment Agreement

This Partial Assignment Agreement (the "Partial Assignment ") is made and entered into this ___day of _____________, 20__ (the " Assignment Effective Date "), amongst Iroko Pharmaceuticals, LLC a Delaware limited liability company,  with a place of business at One Kew Place, 150 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (“Iroko”), Catalent CTS, LLC, with a place of business at 10245 Hickman Mills Drive, Kansas City, Missouri 64137 ("Catalent"), and _____________, with a place of business at ____________________________ ("Third Party "). Iroko, Catalent, and Third Party may hereinafter be referred to individually as a "Party," or collectively as the "Parties."

WHEREAS, Iroko and Catalent have entered into the Commercial Supply Agreement dated the 1st day of October, 2018, ("Catalent Agreement ") pertaining to the supply of certain products to Iroko;

WHEREAS, Iroko and Third Party have entered into a _________________ Agreement, dated as of __________________, 20__ (the "Transfer Agreement "), whereby Iroko has sold to the Third-Party rights to ______________________ (“Product”);

WHEREAS, Iroko desires to assign to the Third Party, certain supply rights and obligations under the Catalent Agreement solely as necessary to allow the Catalent to supply the Third Party with Product;

WHEREAS, Catalent wishes to consent to this partial assignment and to release Iroko from any obligations with respect to the rights assigned to, and obligations assumed by, the Third Party hereunder; and

WHEREAS, the Parties wish that all other terms and conditions of the Catalent Agreement shall remain unchanged and shall be retained in full force and effect unless specifically agreed otherwise herein.

NOW, therefore, in consideration of the promises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1.   DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Catalent Agreement.

(a)  As used herein, the term " Product " shall mean _____________________.

2.   CONDITIONAL EFFECTIVENESS OF PARTIAL ASSIGNMENT. The effectiveness of this Partial Assignment shall be conditioned on the Third Party and Iroko fully executing the transfer ______________________.

3.   PARTIAL ASSIGNMENT OF SUPPLY RIGHTS AND OBLIGATIONS.

(a)  This Partial Assignment is being executed by the Parties for the purpose of Iroko assigning to the Third Party certain rights and obligations under the ________________ for the supply and payment of Product, as such rights and obligations is a mirror to the existing Catalent Agreement. Any provisions of the Catalent Agreement which are assigned to the Third Party by Iroko shall continue to apply to Iroko to define its rights and obligations for other products not subject to this Partial Agreement.

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

(b)  Iroko assigns, transfers, conveys and delivers to the Third Party that portion of Iroko’s rights and obligations to the Catalent Agreement (the “Assigned Catalent Supply Terms"), so that a mirror agreement is entered into between the Third Party and Catalent under which the Third Party and Catalent will perform the obligations contained in the Assigned Catalent Supply Terms and be entitled to the rights contained in such Assigned Third-Party Supply Rights (the "Assigned Supply Agreement ").

(c)  Catalent hereby consents to the assignment by Iroko to the Third Party of the Assigned Catalent Supply Terms. Catalent will, with effect from the Effective Date, observe and perform in favor of the Third Party all liabilities and obligations set out in the Assigned Supply Agreement to the same extent as if the Third Party had been an original party to the Catalent Agreement in relation to the Assigned Catalent Supply Terms, as of the Effective Date.

4.   CONSENT AND PARTIAL ASSIGNMENT.  Catalent hereby consents to the foregoing Partial Assignment and releases Iroko from any obligations under the Catalent Agreement in respect of the Product for the Assigned Third-Party Supply Terms as from the Effective Date, however, Iroko shall be responsible for all obligations, liability, indemnification, costs and expenses relating to the Product before the Assigned Third-Party Supply Terms Effective Date.

5.   EFFECT ON CATALENT AGREEMENT. The Catalent Agreement shall remain in full force and effect between Iroko and Catalent, and nothing in this Partial Assignment is intended to impair or alter any other rights, obligations, or remedies of Iroko and/or Catalent, respectively, under the Catalent Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Partial Assignment as of the Effective Date.

AGREED AND ACCEPTED:

Iroko

By:
Name:
Title:

Third Party

By:
Name:
Title:

Catalent Pharma Solutions, LLC (Catalent)

By:
Name:
Title:

[****] Information has been excluded from the exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed